                                                                    EXHIBIT 4.17


                                 $150,000,000

                           Pacer International, Inc.

                  11 3/4% Senior Subordinated Notes due 2007

                              PURCHASE AGREEMENT

                                 May 24, 1999

                                                                    May 24, 1999

Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Credit Suisse First Boston Corporation
Credit Lyonnais Securities (USA) Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:

          Each of Pacer International, Inc., a Tennessee corporation (f/k/a APL Land Transport Services, Inc., the "Company"), and the subsidiary guarantors listed on Schedule A hereto (the "Guarantors" and, together with the Company, the "Issuers"), propose to issue and sell to the several purchasers named in Schedule B hereto (the "Placement Agents") $150,000,000 aggregate principal amount of the Company's 11 3/4% Senior Subordinated Notes due 2007 (the "Notes") which Notes will be jointly and severally guaranteed (the "Guarantees" and, together with the Notes, the "Securities") on a senior subordinated basis by the Guarantors. The Notes are to be issued pursuant to the provisions of an indenture to be dated as of May 28, 1999 (the "Indenture") by and among the Company, the Guarantors and Wilmington Trust Company, as trustee (the "Trustee").

          The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S").

          Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depositary Trust Company ("DTC") pursuant to a letter agreement (the "DTC Agreement"), to be dated as of the Closing Date (as defined in Section
4), among the Company, the Guarantors, the Trustee and DTC.

          The Placement Agents and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A, dated as of the Closing Date among the Company, the Guarantors and the Placement Agents (the "Registration Rights Agreement").

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated May 7, 1999 (the "Preliminary Memorandum") and will prepare a final offering memorandum dated May 24, 1999 (the "Final Memorandum" and each of the Final Memorandum and the Preliminary Memorandum, a "Memorandum") including or incorporating by reference a description of the terms of the Securities, the terms of the offering of the Securities and a description of the Company.

          The offering of the Securities is part of the financing that will be used to consummate the recapitalization of the Company (the "Recapitalization") which will be effected through (i) the purchase of shares of the Company's outstanding common stock by Coyote Acquisition LLC ("Coyote"), an entity formed by certain affiliates of Apollo Management L.P. ("Apollo"), (ii) the redemption by the Company of certain of its shares of common stock held by APL Limited and
(iii) the formation of a transitory subsidiary which will be merged with and into Pacer Logistics, Inc. (f/k/a Pacer International, Inc., "Pacer") whereby Pacer will become a wholly-owned subsidiary of the Company.

          In connection with the Recapitalization, the Company will execute an agreement (the "Credit Agreement") with Bankers Trust Company, Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation, as agents, and certain other lenders to provide the Company a loan commitment of up to $235,000,000. Additionally, in connection with the Recapitalization, certain affiliates of Apollo Management, L.P. and APL Limited shall make an equity investment in the Company, as described in the Final Memorandum (the "Equity Investment").

          The offering of the Securities, the Recapitalization, the Equity Investment and the related borrowings under the Credit Agreement are collectively referred to herein as the "Transactions." This agreement (this "Agreement" or the "Purchase Agreement"), the Indenture, the Notes, the Guarantees, the Securities, the Registration Rights Agreement and the DTC Agreement and each of the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement) and the related guarantees thereof are referred to collectively as the "Operative Documents."

          This Agreement is being entered into by Coyote on the date hereof. Simultaneously with the closing of the Transactions (each of which is deemed to have occurred simultaneously with the closing of the others), each of the Issuers shall enter into the Joinder Agreement, substantially in the form of Exhibit C, (the "Joinder Agreement") pursuant to which each such Issuer will observe and perform all of the rights, obligations and liabilities of an Issuer as provided in this Agreement as if it were an original signatory hereto. Upon the execution and delivery of the Joinder Agreement, Coyote shall be fully, unconditionally, and irrevocably released from all rights, obligations and liabilities hereunder.

          1. Representations and Warranties. Coyote and each of the Issuers, jointly and severally, represents and warrants to, and agrees with, each Placement Agent that:

          (a) Neither the Final Memorandum nor any amendment or supplement thereto, as of the date thereof and the Closing Date, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Final Memorandum (or any such amendment or supplement thereto) based upon information relating to any Placement Agent furnished to the Company in writing by or on behalf of such Placement Agent expressly for use therein.

          (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to own or lease its property and to conduct its business as now conducted and as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, condition (financial or other), or results of operations of the Issuers and their respective subsidiaries, taken as a whole (a "Material Adverse Effect").

          (c) Each Guarantor and its material subsidiaries has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and to conduct its business as described in the Final Memorandum, if at all, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect.

          (d) This Agreement has been duly authorized, executed and delivered by Coyote and as of the Closing Date by each of the Issuers.

          (e) As of the Closing Date, the Notes, the Exchange Notes and the Private Exchange Notes will have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement. No holder of securities of any of the Issuers will be entitled to have such securities registered under the registration statements required to be filed by any of the Issuers pursuant to the Registration Rights Agreement, other than as expressly permitted thereby.

          (f) As of the Closing Date, the Guarantees will have been duly authorized by each of the Guarantors and, upon the execution, authentication and delivery of the Notes and payment therefor in accordance with the terms of this Agreement, will have been duly executed and delivered, will be entitled to the benefits of the Indenture and will constitute a valid and legally binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations.

          (g) As of the Closing Date, each of the Indenture and Registration Rights Agreement will have been duly authorized by each of the Issuers and when executed and delivered by each of the Issuers (with respect to the Indenture, assuming the due authorization, execution, and delivery thereof by the Trustee) in accordance with the terms of this Agreement will be, valid and legally binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with its respective terms, (A) subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations and
     (B) except as rights to indemnification and contribution under the Registration Rights Agreement may be limited by federal and state securities laws and public policy considerations.

          (h) The execution and delivery by each of the Issuers of, and the performance by each of the Issuers of the Transactions and its respective obligations under the Operative Documents, will not contravene any provision of applicable law or the certificate of incorporation, by-laws or other organizational document of any of the Issuers or any of the Agreements and Instruments (as defined in Section 1(o)) binding upon any of the Issuers that is material to any of the Issuers, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the Issuers, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any of the Issuers of the Transactions or their respective obligations under any of the Operative Documents, which, if contravened, individually or in the aggregate, would have a Material Adverse Effect, and except such as may be required by the Securities Act, state securities or

     "Blue Sky" laws in connection with the purchase and initial resale of the Securities by the Placement Agents other than as contemplated by the Registration Rights Agreement.

          (i) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform each of its obligations under this Agreement and the other Operative Documents and to consummate the Transactions and any other transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Securities as contemplated by this Agreement.

          (j) As of the Closing Date, the Company will have the authorized, issued and outstanding capital stock as set forth under the caption "Capitalization" in the Final Memorandum. All of the shares of issued and outstanding capital stock of each of the Issuers have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of any of the Issuer was issued in violation of any preemptive or other similar rights of any securityholder of any such Issuer; and except as disclosed in the Final Memorandum, all of the outstanding shares of capital stock of each of the Issuers are owned free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting (other than those imposed by the Securities Act, the securities or "Blue Sky" laws of certain jurisdictions and the Shareholders Agreements dated as of the Closing Date, among (i) APL Limited, Coyote Acquisition LLC, Coyote Acquisition II LLC and the Company,
     (ii) certain management shareholders, Coyote Acquisition LLC, Coyote Acquisition II LLC and the Company and (iii) certain affiliates of certain of the Placement Agents, Coyote Acquisition LLC, Coyote Acquisition II LLC and the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity other than interests in its subsidiaries or as described in the Final Memorandum.

          (k) Subsequent to the respective dates as of which information is given in the Final Memorandum and except as described therein (A) none of the Issuers will have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business and (B) there shall not be any material change in the capital stock (other than changes in the ordinary course of business) or long-term indebtedness of any of the Issuers.

          (l) Except as described in the Final Memorandum, there is not pending or, to the knowledge of any Issuer, threatened, any action, suit, proceeding, inquiry or investigation to which any Issuer is a party, or to which the property of any Issuer is subject, before or brought by any court or governmental agency or body, which could reasonably be expected to have a Material Adverse Effect.

          (m) Except as would not, singly or in the aggregate, have a Material Adverse Effect (A) each of the Issuers is in compliance with applicable Environmental Laws (as defined below), (B) each of the Issuers has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of any of the Issuers, threatened against any of the Issuers under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by any of the Issuers, (E) none of the Issuers has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (F) no property or facility of any of the Issuers is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (n) Each of the Operative Documents will conform in all material respects to the respective statements relating thereto contained in the Final Memorandum; the statements in the Final Memorandum under the caption "Certain United States Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

          (o) None of the Issuers is in violation of its charter, by-laws or other organizational document or in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Issuers or any of their respective properties or assets or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Issuers is a party or by which any of them may be bound, or to which any of the property or assets of any of the Issuers is subject (collectively, "Agreements and Instruments") except for such violations and defaults that would not result in a Material Adverse Effect.

          (p) No strike, labor dispute, slowdown or work stoppage with the employees of any of the Issuers exists or, to the knowledge of any of the Issuers, is pending or threatened which may reasonably be expected to result in a Material Adverse Effect.

          (q) Each of the Issuers owns or possesses all licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Memorandum, and none of the Issuers has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

          (r) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by any of the Issuers of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities, the Exchange Notes or the Private Exchange Notes (and the related guarantees thereof), for the performance by any of the Issuers of their respective obligations under the Operative Documents, or the consummation of the Transactions or any other transactions contemplated hereby or thereby or for the due execution, delivery or performance by the Issuers of the Operative Documents, except such as may be required by the Securities Act, state securities or "Blue Sky" laws in connection with the purchase and initial resale of the Securities by the Placement Agents, other than as contemplated by the Registration Rights Agreement.

          (s) Each of the Issuers has obtained or has applied for all licenses, franchises and other governmental authorizations necessary to conduct the business now operated or proposed to be operated as described in the Final Memorandum, the lack of which would result in a Material Adverse Effect.

          (t) Each of the Issuers has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it (except for those leases of real property in which such Issuer has good title and that would be marketable but for the requirement that the landlord consent to an assignment or sublease of the lease), free and clear of all liens, charges, encumbrances or restrictions, except, in each case to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not result in Material Adverse Effect.

          (u) None of the Issuers has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any Issuer makes or ever has made a contribution and in which any employee of any Issuer is or has ever been a participant, which, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect; and with respect to such plans, each of the Issuers is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (v) Each of the Issuers has filed all necessary federal, state, local and foreign income and franchise tax returns that are required to be filed or have duly requested extensions thereof, except where such failure would not have a Material Adverse Effect, and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is of a de minimus amount or that is being contested in good faith and by appropriate proceedings and for which adequate reserves have been made in accordance with GAAP; and each of the Issuers believes charges, accruals and reserves adequate in all material respects have been provided for in the financial statements included in the Final Memorandum in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of any of the Issuers has not been finally determined or remains open to examination by applicable taxing authorities.

          (w) Each of the Issuers carry or are entitled to the benefits of insurance, including self-insurance with financially sound and reputable insurers other than with respect to self-insurance, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

          (x) Each of the Issuers has reviewed its operations and that of its respective subsidiaries to evaluate the extent to which the business or operations of the Issuers or any of their subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Issuers and their respective subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or times periods occurring prior to January 1, 2000); as a result of such review, the Issuers do not believe, that (A) there are any issues related to this preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Final Memorandum which have not been accurately described in the Final Memorandum and (B) except as discussed in the Final Memorandum, the Year 2000 Problem will have a Material Adverse Effect.

          (y) The fair value and present fair saleable value of the assets of each of the Issuers exceeds the sum of its stated liabilities and identified contingent liabilities; and after giving effect to the Transactions and the consummation of the transactions contemplated thereby and by the Final Memorandum, none of the Issuers will be (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) insolvent.

          (z) The statistical and market-related data included in the Final Memorandum are based on or derived from independent sources which the Issuers believe to be reliable in all material respects or represent the Issuers' good faith estimates based on information they believe to be reliable.

          (aa) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (bb) Neither any of the Issuers nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of any of the Issuers has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities, (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (cc) None of the Issuers, their respective Affiliates or any person acting on their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and the Issuers and their respective Affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Issuers in this paragraph with respect to the Placement Agents.

          (dd) It is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agents in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (ee) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (ff) No securities of the Company or any subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (gg) Neither the consummation of the Transactions or any other transactions contemplated hereby nor the sale, issuance, execution or delivery of the Securities, nor the application of the proceeds therefrom (applied as described in the Final Memorandum under the caption "Use of Proceeds"), will violate Regulation T (12 C.F.R. Part 220), U (12 C.F.R.
     Part 221) or X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (hh) Neither any of the Issuers nor any of their respective Affiliates, officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any of the Issuers to facilitate the sale or resale of the Securities.

          (ii) Except pursuant to this Agreement, there are no contracts, agreements or understandings between any of the Issuers and any other person that would give rise to a valid claim against the Issuers or the Placement Agents for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

          (jj) The audited and unaudited consolidated financial statements and related notes of each of the Company and its consolidated subsidiaries and Pacer and its consolidated subsidiaries included in the Final Memorandum present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries and Pacer and its consolidated subsidiaries, respectively, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. Arthur Andersen LLP, which has audited the consolidated financial statements as set forth in its reports included in the Final Memorandum, is an independent public accounting firm as required by the Act and the rules and regulations promulgated thereunder.

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

          (kk) The unaudited pro forma condensed consolidated balance sheet and statements of operations (including the notes thereto) included in the Final Memorandum (A) have been prepared in all material respects in accordance with applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
     (B) have been properly computed on the bases described therein. The assumptions used in the preparation of the unaudited pro forma condensed consolidated balance sheet and statements of income and other pro forma condensed consolidated financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (ll) Each of the Transactions conforms in all material respects to the description thereof in the Final Memorandum.

          (mm) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the business, condition (financial or other), or results of operations of the Issuers and their respective subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (nn) The Company has delivered to counsel for the Placement Agents a true and correct copy of each of the documents contemplated by the Transactions, together with all related agreements and all schedules and exhibits thereto, and there shall have been no material amendments, alterations, modifications or waivers of any of the provisions of any such documents since their respective dates of execution, other than any such amendments, alterations, modifications and waivers as to which the Placement Agents have been advised in writing and which would be required to be disclosed in the Final Memorandum; and to the best knowledge of the Issuers there exists no event or condition which would constitute a default or an event of default under any of the documents contemplated by the Transactions which would result in a Material Adverse Effect or materially adversely affect the ability of the Issuers to consummate the Transactions.

          2. Agreements to Sell and Purchase. Coyote agrees to cause the Issuers, and as of the Closing Date, the Issuers agree, to sell to the several Placement Agents, and each Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth in Schedule B hereto opposite its name at a purchase price of 100% of the principal amount thereof (the "Purchase Price") plus accrued interest, if any, to the Closing Date.

          Coyote hereby agrees not to permit the Company to, and as of the Closing Date the Company agrees that, without the prior written consent of the Placement Agents, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

          3. Terms of Offering. The Placement Agents have advised Coyote and the Issuers that they will make an offering of the Securities purchased by them hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in the Placement Agents' judgment is advisable.

          4. Payment and Delivery. Payment for the Securities shall be made to the Company in immediately available funds in New York City against delivery of such Securities for the respective accounts of the several Placement Agents at 10:00 a.m., New York City time, on May 28, 1999 or such other time as shall be agreed upon by the Placement Agents and Coyote, such time and date hereinafter referred to as the "Closing Date."

          Certificates for the Securities shall be in definitive form or global form, as specified by the Placement Agents, and registered in such names and in such denominations as the Placement Agents shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to the Placement Agents on the Closing Date for the respective accounts of the several Placement Agents, with any transfer taxes payable in connection with the transfer of the Securities to the Placement Agents duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

          5. Conditions to the Placement Agents' Obligations. The several obligations of the Placement Agents to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or otherwise), or in the earnings, business or operations of the Issuers, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Placement Agents, is material and adverse and that makes it, in the judgment of the Placement Agents, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

          (b) The Placement Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by at least two executive officers of each of the Issuers, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Issuers contained in this Agreement are true and correct as of the Closing Date (other than to the extent any such representation or warranty is expressly made to a certain date) and that each of the Issuers has performed, in all material respects, all covenants and agreements and satisfied, in all material respects, all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

          The executive officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

          (c) The Placement Agents shall have received on the Closing Date an opinion of Dewey Ballantine LLP, special counsel for the Issuers, and other special counsel to the Issuers, dated the Closing Date, substantially in the form of Exhibit B hereto. Such opinion shall be rendered to the Placement Agents and the Trustee at the request of the Issuers and shall so state therein.

          (d) The Placement Agents shall have received on the Closing Date an opinion of Cahill Gordon & Reindel, counsel for the Placement Agents, dated the Closing Date, with respect to certain legal matters relating to this Agreement and such other related matters as the Placement Agents may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that their opinion is limited to matters of New York law, Delaware corporations law and federal law.

          (e) The Placement Agents shall have received on each of the date hereof and the Closing Date letters, dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Placement Agents, from Pricewaterhouse Coopers and Arthur Andersen, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum.

          (f) The representations and warranties of Coyote and the Issuers, as the case may be, contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date (other than to the extent any such representation or warranty is expressly made as of a certain date); the Issuers shall have complied in all material respects with all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and subsequent to the date of the most recent financial statements in the Final Memorandum, there shall have been no material adverse change in the business, condition (financial or other), results of operations or prospects of the Issuers, taken as a whole, except as set forth in, or contemplated by, the Final Memorandum.

          (g) Subsequent to the date as of which information is given in the Final Memorandum, except as described in the Final Memorandum, none of the Issuers shall have incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business) that are material to the Issuers, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other), results of operations or prospects of the Issuers, taken as a whole, and, other than as described in the Final Memorandum, there shall not have been any change in the capital stock (other than changes in the ordinary course of business) or long-term indebtedness of any Issuer that is material to the business, condition (financial or other), results of operations or prospects of the Issuers, taken as a whole.

          (h) Subsequent to the date as of which information is given in the Final Memorandum, the conduct of the business and operations of the Issuers or any of their respective subsidiaries has not been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Issuers or any of their respective subsidiaries have not sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not have a Material Adverse Effect.

          (i) On the Closing Date, the Placement Agents shall have received the Registration Rights Agreement executed by each of the Issuers and such agreement shall be in full force and effect on the Closing Date.

          (j) The Recapitalization and the other Transactions shall have been consummated concurrently with the offering of the Securities and the Placement Agents shall have received a true and correct copy of the (i) Stock Purchase Agreement, dated as of March 15, 1999 by and between APL Limited and Coyote Acquisition LLC and (ii) the Agreement and Plan of Merger dated as of February 22, 1999 by and among Mile High Acquisition Corp., Pacer and the stockholders of Pacer.

          (k) The Credit Agreement shall have been executed and delivered by all parties thereto and the Placement Agents shall have received a true and correct copy thereof.

          (l) On the Closing Date, the Company shall have, to the extent a party thereto, complied in all material respects with all agreements and covenants in all documents contemplated by the Transactions and satisfied or waived all conditions specified therein to be complied with or performed at or prior to the Closing Date, and each of the documents contemplated by the Transactions shall be in full force and effect.

          (m) On the Closing Date, the Placement Agents shall have received the Joinder Agreement executed by each of the Issuers and such agreement shall be in full force and effect on the Closing Date.

          (n) On or before the Closing Date, the Placement Agents and counsel for the Placement Agents shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Issuers as they shall have heretofore reasonably requested from the Issuers and Coyote.

          All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Placement Agents and counsel for the Placement Agents. The Company shall furnish to the Placement Agents such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Placement Agents shall reasonably request.

          6. Covenants of the Issuers. In further consideration of the agreements of the Placement Agents contained in this Agreement, Coyote and, as of the Closing Date, the Issuers covenant with each Placement Agent as follows:

          (a) To furnish to the Placement Agents in New York City, without charge, as soon as practicable after the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Preliminary Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as the Placement Agents may reasonably request.

          (b) Before amending or supplementing either Memorandum, to furnish to the Placement Agents a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Placement Agents reasonably object.

          (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

          (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agents may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Securities; provided, however, that in connection therewith, none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not so subject.

          (e) Whether or not the Transactions or the other transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuers' counsel and the Issuers' accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Placement Agents, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Placement Agents, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all document production charges and expenses of counsel to the Placement Agents (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vii) the costs and charges of the Trustee and any transfer agent, regis-trar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities, (ix) the costs and expenses of the Issuers relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuers, travel and lodging expenses of the representatives and officers of the Issuers and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Placement Agents will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

          (f) Neither the Issuers nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (i) To use their commercially reasonable efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

          (j) None of the Issuers, their Affiliates or any person acting on their behalf (other than the Placement Agents) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Issuers and their Affiliates and each person acting on their behalf (other than the Placement Agents) will comply with the offering restrictions requirement of Regulation S.

          (k) During the period of two years after the Closing Date, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Secu-rities Act) to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (l) The Company will apply the net proceeds from the sale of the Securities substantially as set forth under "Use of Proceeds" in the Final Memorandum.

          (m) For so long as the Securities remain outstanding, the Issuers will furnish to the Placement Agents copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (n) Prior to the Closing Date, the Company will furnish to the Placement Agents, as soon as practicable after they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          7. Offering of Securities; Restrictions on Transfer. (a) Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Issuers that (i) it has not and will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it has and will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

          (b) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

          (i) such Placement Agent understands that no action has been or will be taken in any jurisdiction by the Issuers that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

          (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

          (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

          (iv) such Placement Agent has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and
     (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, no Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

          (v) such Placement Agent has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on;

          (vi) such Placement Agent understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

          (vii) such Placement Agent agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

          Terms used in this Section 7(b) have the meanings given to them by Regulation S.

          8. Indemnity and Contribution. (a) Each of the Issuers and, subject to the last sentence of the ninth introductory paragraph of this Agreement, Coyote, jointly and severally, agrees to indemnify and hold harmless each Placement Agent, its directors, officers and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto to the Placement Agents), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any Placement Agent furnished to the Issuers in writing by such Placement Agent expressly for use therein; provided, however, that the foregoing indemnity agreement with respect
         --------  -------
to any Preliminary Memorandum shall not inure to the benefit of any Placement Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Placement Agent, if a copy of the Final Memorandum (as then amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Placement Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Issuers with Section 6(a) hereof.

          (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers and Coyote, its directors, officers and each person, if any, who controls such Issuer or Coyote within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers and Coyote to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Issuers in writing by such Placement Agent expressly for use in either Memorandum or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Placement Agents, in the case of parties indemnified pursuant to Section 8(a), and by the Issuers and Coyote, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and
(y) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such indemnified party.

          (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and Coyote on the one hand and the Placement Agents on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers and Coyote on the one hand and of the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and Coyote on the one hand and the Placement Agents on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuers and Coyote and the total discounts and commissions received by the Placement Agents, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Issuers and Coyote on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or Coyote, or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

          (e) The Issuers, Coyote and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)  The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Issuers and Coyote, as the case may be, contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent or any person controlling any Placement Agent or by or on behalf of the Issuers, their respective officers or directors or any person controlling any of the Issuers and (iii) acceptance of and payment for any of the Securities.

          9. Termination. This Agreement shall be subject to termination by notice given by the Placement Agents to Coyote, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other domestic or international calamity or any crisis or change in political or economic conditions or in the financial markets or any calamity or crisis that, in the judgment of the Placement Agents, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Placement Agents, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.
Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Section 6(e) and 8(f).

          10. Effectiveness; Defaulting Placement Agents. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          (b) If, on the Closing Date, any one or more of the Placement Agents shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Placement Agents shall be obligated, severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule B bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Placement Agents, or in such other proportions as you may specify, to purchase the Securities which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Placement Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10(b) by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Placement Agent. If, on the Closing Date, any Placement Agent or Placement Agents shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Placement Agents and the Issuers for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent or of the Issuers. In any such case, either the Placement Agents or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

          If this Agreement shall be terminated by the Placement Agents, or any of them, because of any failure or refusal on the part of any of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Issuers shall be unable to perform their respective obligations under this Agreement, the Issuers will reimburse the Placement Agents or such Placement Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of Cahill Gordon & Reindel, counsel for the Placement Agents) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder.

          11. Notices. All communications hereunder shall be in writing and, if sent to the Issuers, shall be mailed or delivered (a) to the Company at:

               Pacer International, Inc.
               3746 Mt. Diablo Blvd.
               Suite 110
               Lafayette, CA 94549
               Telecopy:  (925) 299-1939
               Attention: Donald C. Orris

               with a copy to:

               Dewey Ballantine LLP
               1301 Avenue of the Americas
               New York, New York 10019
               Telecopy:  (212) 259-6333
               Attention: Morton A. Pierce, Esq.
                          Douglas L. Getter, Esq.

          or (b) to the Placement Agents at:

               Morgan Stanley & Co. Incorporated
               1585 Broadway
               New York, New York 10036
               Telecopy:  (212) 761-4000
               Attention: Joel Feldmann

               BT Alex. Brown Incorporated
               130 Liberty Street
               New York, New York 10006
               Telecopy:  (212) 250-7200
               Attention: Larry Zimmerman

               Credit Suisse First Boston Corporation
               11 Madison Avenue
               New York, New York 10010-3629
               Telecopy:  (212) 325-8018
               Attention: Mark W. Kennelley

               Credit Lyonnais Securities (USA) Inc.
               1301 Avenue of the Americas
               New York, New York 10019-6022
               Telecopy:  (212) 261-4190
               Attention: Michael E. Sohr

               with a copy to:

               Cahill Gordon & Reindel
               80 Pine Street
               New York, New York 10005
               Telecopy:  (212) 269-5420
               Attention: John A. Tripodoro, Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by addressee, if telecopied.

          12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any provisions thereof relating to conflicts of law.

          14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                   Very truly yours,

                                   COYOTE ACQUISITION LLC


                                   By: /s/ Joshua Harris
                                      __________________________
                                      Joshua Harris
                                      Vice President

Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Clifton E. Strain
    ____________________________
    Name: Clifton E. Strain
    Title: Principal

BT ALEX. BROWN INCORPORATED

By: /s/ Bruce Tully
    ____________________________
    Name: Bruce Tully
    Title: Managing Director

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ Harold W. Bogle
    ____________________________
    Name: Harold W. Bogle
    Title: Managing Director

CREDIT LYONNAIS SECURITIES (USA) INC.

By: /s/ David C. Travis
    ____________________________
    Name: David C. Travis
    Title: Managing Director

                                                                      SCHEDULE A
                                  GUARANTORS

Name                                                      State of Incorporation
----                                                      ----------------------

Pacer Logistics, Inc.                                     Delaware
Cross Con Transport, Inc.                                 Illinois
Cross Con Terminals, Inc.                                 Delaware
Pacer International Rail Services LLC                     Colorado
Pacer International Consulting LLC                        Colorado
Pacer Rail Services LLC                                   Colorado
Pacific Motor Transport Company                           California
Pacer Express, Inc.                                       California
Pacer Integrated Logistics, Inc.                          Delaware
PLM Acquisition Corporation                               Delaware
Manufacturers Consolidation Service, Inc.                 Tennessee
Levcon, Inc.                                              Tennessee
Manufacturers Consolidation Service of Canada, Inc.       Delaware
Interstate Consolidation Service, Inc.                    California
Interstate Consolidation, Inc.                            California
Intermodal Container Service, Inc.                        California
Keystone Terminals Acquisition Corp.                      Delaware

                                                                      SCHEDULE B


                                                        Principal Amount of
          Placement Agents                           Securities to be Purchased
          ----------------                           --------------------------

Morgan Stanley & Co. Incorporated................        $    57,000,000
BT Alex. Brown Incorporated......................        $    57,000,000
Credit Suisse First Boston Corporation...........        $    28,500,000
Credit Lyonnais  Securities (USA) Inc............              7,500,000

          Total..................................        $   150,000,000

                                                                       EXHIBIT A

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B

                 OPINION OF COUNSEL FOR THE ISSUERS AND COYOTE

          The opinion of the counsel for the Issuers and Coyote, to be delivered pursuant to Section 5(c) of the Purchase Agreement shall be to the effect that:

          A. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

          B. Each Guarantor and its material subsidiaries has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and to conduct its business as described in the Final Memorandum, if at all, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect.

          C. The Purchase Agreement has been duly authorized, executed and delivered by Coyote and each of the Issuers.

          D. The Notes, the Exchange Notes and the Private Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Placement Agents in accordance with the terms of the Purchase Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement. No holder of securities of any of the Issuers will be entitled to have such securities registered under the registration statements required to be filed by any of the Issuers pursuant to the Registration Rights Agreement, other than as expressly permitted thereby.

          E. The Guarantees have been duly authorized, executed and delivered by each of the Guarantors, and, upon the execution, authentication and delivery of the Notes and payment therefor in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will constitute a valid and legally binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations.

          F. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers, and are valid and legally binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with its respective terms, (A) subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations and (B) except as rights to indemnification and contribution under the Registration Rights Agreement may be limited by federal and state securities laws and public policy considerations.

          G. The execution and delivery by each of the Issuers of, and the performance by each of the Issuers of the Transactions and its respective obligations under the Operative Documents will not contravene any provision of applicable law or the certificate of incorporation, by-laws or other organizational documents of any of the Issuers or, any of the Agreements or Instruments, known to us, binding upon any of the Issuers that is material to any of the Issuers or, to our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the Issuers, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any of the Issuers of the Transactions or their respective obligations under any of the Operative Documents, which, if contravened, individually or in the aggregate, would have a Material Adverse Effect, and except such as may be required by the Securities Act, state securities or "Blue Sky" laws in connection with the purchase and initial resale of the Securities by the Placement Agents, other than as contemplated by the Registration Rights Agreement.

          H. Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Purchase Agreement and the other Operative Documents and to consummate the Transactions and any other transactions contemplated thereby, including, without limitation, the power and authority to issue, sell and deliver the Securities as contemplated by the Purchase Agreement.

          I. As of the Closing Date, the Company will have the authorized, issued and outstanding capital stock as set forth under the caption "Capitalization" in the Final Memorandum. All of the shares of issued and outstanding capital stock of each of the Issuers have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of any of the Issuers was issued in violation of any preemptive or, to the best of our knowledge, other similar rights of any securityholder of any such Issuer; and except as disclosed in the Final Memorandum, all of the outstanding shares of capital stock of each of the Issuers are owned free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting (other than those imposed by the Securities Act, the securities or "Blue Sky" laws of certain jurisdictions and the Shareholders Agreement dated as of the Closing Date, among (i) APL Limited, Coyote Acquisition LLC, Coyote Acquisition II LLC and the Company, (ii) certain management shareholders, Coyote Acquisition LLC, Coyote Acquisition II LLC and the Company and (iii) certain affiliates of certain of the Placements Agents, Coyote Acquisition LLC, Coyote Acquisition II LLC and the Company.

          J. To our best knowledge, except as described in the Final Memorandum, there is not pending or, to the knowledge of any Issuer, threatened, any action, suit, proceeding, inquiry or investigation to which any Issuer is a party, or to which the property of any Issuer is subject, before or brought by any court or governmental agency or body, which could reasonably be expected to have a Material Adverse Effect.

          K. Each of the Transactions conforms in all material respects to the descriptions thereof in the Final Memorandum.

          L. Each of the Operative Documents conforms in all material respects to the respective statements relating thereto contained in the Final Memorandum; the statements in the Final Memorandum under the caption "Certain United States Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

          M. To our best knowledge, none of the Issuers is in violation of its charter, by-laws or other organizational document or in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Issuers or any of their respective properties or assets or in default in the performance or observance of any Agreements and Instruments except for such violations and defaults that would not result in a Material Adverse Effect.

          N. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by any of the Issuers of their respective obligations under the Purchase Agreement, in connection with the offering, issuance or sale of the Securities, the Exchange Notes or the Private Exchange Notes (and the related guarantees thereof), for the performance by any of the Issuers of their respective obligations under the Operative Documents, or the consummation of the Transactions or any other transactions contemplated thereby or for the due execution, delivery or performance by the Issuers of the Operative Documents, except such as may be required by the Securities Act, state securities or "Blue Sky" laws in connection with the purchase and initial resale of the Securities by the Placement Agents, other than as contemplated by the Registration Rights Agreement.

          O. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          P. It is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agents in the manner contemplated by the Purchase Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          Q. The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          R. Neither the consummation of the Transactions or any other transactions contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Securities, nor the application of the proceeds therefrom (applied as described in the Final Memorandum under the caption "Use of Proceeds"), will violate Regulation T (12 C.F.R. Part 220), U (12 C.F.R. Part
221) or X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          In addition, we have participated in conferences with directors and other representatives of the Issuers, representatives of the independent certified public accountants for the Issuers, and your representatives, at which the contents of the Final Memorandum and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum and have not made any independent check or verification thereof (other than as expressly described in paragraphs K and L above), during the course of such participation (relying as to materiality to the extent we have deemed appropriate upon the statements of officers and other representatives of the Issuers), no facts came to our attention that caused us to believe that the Final Memorandum, as of its date or as the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the finan-cial statements, including the notes thereto, pro forma financial statements and other financial and statistical data included in the Final Memorandum.

                                                                       EXHIBIT C

                           FORM OF JOINDER AGREEMENT

Reference is hereby made to the Purchase Agreement, dated May 24, 1999 (the "Agreement"), between Coyote Acquisition LLC ("Coyote") and the Placement Agents named therein. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given them in the Agreement.

Each of the undersigned parties hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as an Issuer each and any of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of an Issuer under the Agreement as if it were an original signatory thereto.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as any other undersigned party or the Placement Agents may reasonably require to effect the purpose of this Joinder Agreement.

This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement this 28th day of May 1999.


                         PACER INTERNATIONAL, INC.
                         PACER LOGISTICS, INC.
                         CROSS CON TRANSPORT, INC.
                         CROSS CON TERMINALS, INC.
                         PACIFIC MOTOR TRANSPORT COMPANY
                         PACER EXPRESS, INC.
                         PACER INTEGRATED LOGISTICS, INC.
                         PLM ACQUISITION CORPORATION
                         INTERSTATE CONSOLIDATION SERVICE, INC.
                         INTERSTATE CONSOLIDATION, INC.
                         MANUFACTURERS CONSOLIDATION SERVICE, INC.
                         INTERMODAL CONTAINER SERVICE, INC.
                         LEVCON, INC.
                         MANUFACTURERS CONSOLIDATION SERVICE OF CANADA, INC. KEYSTONE TERMINALS ACQUISITION CORP.

                         By: _____________________________________
                             Name:
                             Title:

                         PACER INTERNATIONAL RAIL SERVICES LLC
                         PACER INTERNATIONAL CONSULTING LLC
                         PACER RAIL SERVICES LLC

                         By: PACER LOGISTICS, INC.,
                             as Manager

                         By: _____________________________________
                             Name:
                             Title: